August 28, 2008

Edward J. Swotek, Senior Vice President

Immediately

TierOne Corporation Re-elects Two Directors at Annual Meeting

LINCOLN, NE – August 28, 2008 — TierOne Corporation (NASDAQ: TONE) (“Company”), the holding company for TierOne Bank (“Bank”), hosted its sixth annual meeting today and announced the re-election of James A. Laphen and Dr. Campbell R. McConnell to the Company’s Board of Directors.

Nearly 100 shareholders attended the meeting held at the Cornhusker Marriott Hotel located in downtown Lincoln.

Laphen, president and chief operating officer of the Company and the Bank, and McConnell, professor emeritus of the Economics Department of the University of Nebraska-Lincoln, will each serve an additional three-year term. Shareholders also ratified the appointment of KPMG LLP as independent auditors for the Company’s fiscal year ending December 31, 2008.

Gilbert G. Lundstrom, chairman of the board and chief executive officer, told shareholders that the unprecedented erosion of housing values compounded by weakness in the national economy has had a far-reaching impact on financial institutions throughout the country.

“We are in the midst of one of the most challenging, volatile and disruptive periods in U.S. financial history,” Lundstrom said.

As a result, Lundstrom said the Bank has experienced some erosion in asset quality, especially among selected loans in Nevada. In addressing asset quality, Lundstrom said the Bank has taken a series of steps including the closing of its nine loan production offices positioned throughout the country, it sold a delinquent Florida loan portfolio, is focused on increasing its market share of loans in the local regional area and has employed additional credit quality lending specialists recruited from some of the nation’s largest financial institutions.

Lundstrom said the Bank’s “well-capitalized” position, solid core operations and strong franchise network combined with Nebraska’s growing and diverse economy has helped mitigate many of the challenges experienced by financial institutions located in other regions of the country.

“Backed by our strong capital, TierOne is well positioned to strategically navigate through this cycle of economic, housing and financial sector turbulence,” Lundstrom said.

Lundstrom added the Bank recently commemorated its 100th anniversary and has now grown to become the third largest financial institution in Nebraska based on statewide deposits. He said this growth was representative of the Bank’s efforts to competitively diversify its product line to meet the ever-changing needs of consumers and businesses, actively contribute to community development and provide quality service that consistently exceeds regional and national levels.

A copy of the 2008 annual meeting of shareholders presentation can be viewed on the Company’s website at www.tieronebank.com under “Investor Relations – Presentations.”

Corporate Profile
TierOne Corporation is the parent company of TierOne Bank, a $3.2 billion federally chartered savings bank and the largest publicly-traded financial institution headquartered in Nebraska. Founded in 1907, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, unanticipated issues related to the closing of the loan production offices; changes in interest rates or other competitive factors which could affect net interest margins, net interest income and noninterest income; changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality and general economic conditions, including any unanticipated issues that could impact management’s judgment as to the adequacy of loan loss reserves; unanticipated issues associated with the execution of the Company’s strategic plan, including issues associated with a more diversified loan portfolio; unanticipated issues associated with increases in the levels of losses, customer bankruptcies, claims and assessments; unanticipated issues that may arise relative to loan loss provisions and charge-offs in connection with the Company’s loan portfolio, as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:	Edward J. Swotek, Senior Vice President Investor Relations Department (402)473-6250 investorrelations@tieronecorp.com

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